August 22, 2001

Office of the Chief Accountant
SECPS Letter File
Mail Stop 905
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C., 20549

Gentlemen:

We were previously the independent accountants for the Company. We will no longer report on any financial statements for the Company.

     We  have  read  Item  4 of the  Current  Report  of  Form  8-K  of  Western
International Pizza Corp., dated August 22, 2001, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/S/ THURMAN SHAW & CO.
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Thurman Shaw & Co.
Certified Public Accountants